Exhibit 13.1

HomeUnion Investor Presentation HomeUnion (CA BRE Lic # 01526904) operates investment property market places for traditional and IRA based property investing. The company is not a financial services , legal or tax advisor company. For any such financial services, legal or tax needs, please seek help from appropriate professionals. The Company is not a lender and the exact terms of the loan will be decided between the lender and the investment property account holder. Any loan related information provided is for informational purposes only.

Disclaimers

The information contained herein is provided solely for the purpose of acquainting the reader with HomeUnion Holdings, Inc.(The "company" or "we") and its executive personnel, and to solicit any indication of interest in a public offering of securities by the company. It is not an offer to sell nor is it a solicitation of any offer to buy any securities and conveys no right, title or interest in the company or the products of its business activities.

IMPORTANT: An offering statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become qualified. These securities may not be sold nor may offers be accepted prior to the time the offering statement becomes qualified. A copy of the preliminary offering circular included in the offering statement can be accessed to this link: https://www.sec.gov/Archives/edgar/data/1639241/000114420416118820/v446133_partiiandiii.htm. You can also obtain a copy of the preliminary offering circular by contacting our underwriter in the offering, W.R. Hambrecht + Co., LLC., by calling 1-800-673-6476, fax 1-415-551-3123, or write to: 909 Montgomery Street, 3rd Floor, San Francisco, CA 94133.

No money or other consideration is being solicited in connection this meeting and presentation, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to regulation a of the securities act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest in the meeting involves no obligation or commitment of any kind.

The information contained herein is confidential and strictly proprietary. By accepting this document, the recipient agrees not to reproduce its contents nor disclose or distribute same to any person or entity without the expressed prior consent of the company. This presentation does not purport to be all-inclusive or to contain all of the information you or any prospective investor may desire. You should make your own decision on whether this investment opportunity meets your investment objectives and risk tolerance level. Any person considering entering into a proposed transaction should seek its own independent financial and legal advice.

Forward Looking Statements

This presentation contains forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels or performance or achievements expressed or implied by these forward-looking statements. Accordingly, you should not place undue reliance on these statements. Forward-looking statements in this presentation include, but are not limited to, statements relating to our projected financial performance and forecast and our strategies to expand our operations, and our ability to successfully launch and market our products. These forward looking statements are subject to various risk factors that may cause actual results to differ materially from our current expectations. We have no current intention of updating the forward-looking statements contained in this presentation except to the extent required by law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation.

Copyright 2015 HomeUnion, All Rights Reserved
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Democratizing a Large Asset Class Copyright 2016 HomeUnion, All Rights Reserved 3 Sources : S&P 500, Freddie Mac, U.S. Census, NAR $37 TRILLION $21 TRILLION $4 TRILLION BOND MARKET STOCK MARKET RESIDENTIAL RENTAL REAL ESTATE MARKET OTC MARKET Liquidity Transparency • Market Research / Asset Advisors • Historical Performance Information • Real - Time Investment Performance Monitoring Marginal Liquidity Limited Transparency

Residential Real Estate Investing is Already a BIG BUSINESS Copyright 2016 HomeUnion, All Rights Reserved ANNUAL ASSET MANAGEMENT FEES ANNUAL TRANSACTION FEES $14.2 BILLION $38.9 BILLION MARKET SIZE $53 BILLION 4 TAM Sources : Investment properties: 23 Million 1 - 4 Units: NMHC. Annual Transactions: NAR Apartment Buildings: NMHC and CoStar Group, Inc. Annual Apartment Transactions: CoStar Group, Inc. 420,000 APARTMENT BUILDINGS 16,750 ANNUAL TRANSACTIONS MULTI - FAMILY = HOMES ANNUAL TRANSACTIONS 1 MILLION SINGLE FAMILY 110 MILLION INVESTMENT PROPERTIES 18 MILLION + Several Drivers Exist to Expand Market Size in Coming Years ~ 70% ~ 30%

Asset Class Provides Attractive Fundamentals with Several Growth Drivers Copyright 2016 HomeUnion, All Rights Reserved -40.0% -20.0% 0.0% 20.0% 40.0% 1991 1994 1997 2000 2003 2006 2009 2012 2015 S&P 500 Home Prices Home prices uncorrelated with S&P prices 5 Sources : S&P 500, Freddie Mac, U.S. Census, NAR - Sub - prime crisis - Credit Crunch - Housing bubble - Prolonged rate cuts - Dot Com Bust - Enron, Worldcom - 9/11 - S&L Crisis Average Annual Returns (Past 25 years) 7.8% Attractive average returns over the long run 13 MILLION NEW RENTER HOUSEHOLDS By 2030 BABY BOOMER VS. MILLENNIAL HOME OWNERSHIP Baby Boomers 46% 1990 2030 Millennials 38% 38% of Millennials will own homes by 2030 Growing Demand for Rental Investment Properties RENTER NATION S&P 500 VS. SFR PRICES

Company Overview Copyright 2016 HomeUnion, All Rights Reserved 6 Democratize Residential Real Estate Investment by Enabling Individual Investors to Remotely Invest in a Trusted and Hands - Free Manner Our Mission Business Highlights Series A Funding 2013 Transaction Growth (1) 264% AUM (2) $37M Existing Investors (1) Year over year growth of closed real estate volume for 1H 2016 over 1H 2015 (2) As of end of June 30 2016

Transaction Summary

Issuer	HomeUnion, Inc.
Listing / Ticker	NASDAQ / HMU
Shares Offered	TBD
Price Range	TBD
Use of Proceeds	Support growth in business by scaling Technology, Marketing and Operating Capabilities, Working Capital and Loan Repayment
Lock-Up Period	180 Days
Bookrunner	W.R. Hambrecht + Co.
Expected Pricing	TBD

Copyright 2016 HomeUnion, All Rights Reserved

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Investment Highlights Copyright 2016 HomeUnion, All Rights Reserved 8 Transforming Real Estate Investing from a Local Activity to a National Level Asset Class End - to - End Solution Opens High Quality Asset Class to All Investors, Expanding the Market Investment Decisions Uniquely Supported by Both Big Data Analytics and Local Expertise Model Includes One - Time and Monthly Recurring Revenues which Grow with Asset Base Asset Management Creates Sticky Customer Base and Potential for Follow - on Investment Existing Infrastructure Investments Enable Efficient Scaling and Create Barriers to Entry Experienced Management Team with Strong Execution Track Record

Lack of Data and Remote Investment Services Creates Barrier to Investor Participation Copyright 2016 HomeUnion, All Rights Reserved National Property - Level Data • Renter Due Diligence • Property Maintenance • Market Intelligence • Eviction • Pricing • Risk Assessment • Est. Performance • Rental History • Due Diligence • Insurance • Inspection(s) • Loan Streamlined Process to Acquire Properties Trusted Options for Remote Management Efficient Sales Process for Investment • Pricing • Listing • Negotiations SUBOPTIMAL LOCAL INVESTMENTS + + + = 9 × × × × Lack of National Level Information, Analytics and Remotely Delivered Services Previously Limited Most Investors to Suboptimal Local Investments

BIG DATA Driven Investment Analysis Complemented by Local Real Estate Experts

Proprietary Investment Algorithms

110,000,000
PROPERTIES (SFR)

200,000
NEIGHBORHOODS

Over 50 Metrics Analyzed

Price Population Credit Schools
Rent Employers Income
Transactions Crime
Construction

Curated Properties

Local Experts Validate Data Science

Local Infrastructure in Each Market

- Perform Market Diligence
- Negotiate Transactions
- Conduct Property Appraisals
- Verify Bid Ranges
- Arrange for Inspections & Insurance
- Manage Closing Process

Employees in 18 Local Regions Currently

Drives Decisions on When and Where to Invest as well as Expected Yield and Growth

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Copyright 2016 HomeUnion, All Rights Reserved

HomeUnion Platform Enables End to End Property Investment Management

SELECT

- Preference Based
- Risk Analysis
- Curated Properties

ACQUIRE

- Right Bid
- Inspection
- Insurance
- Financing
- Renovation

MANAGE

- Prequalified Renters
- Maintenance
- Revenue Mgmt.

SELL

- Market Research
- Trade Investment Property on HomeUnion

Platform Delivers a Full Suite of Trusted Services, Enabling Individual Investors to Remotely Participate in the Residential Rental Market in U.S.

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Copyright 2016 HomeUnion, All Rights Reserved

Revenue Model Per Property Copyright 2016 HomeUnion , All Rights Reserved 12 (1) Asset Management Fees are charged as % of rent collected. All fees are expressed here as % of asset purchase price. Transaction fees are discounted for higher priced properties (2) Dashed line illustrative for year over year comparison purposes Transaction Revenues Recurring Asset Mgmt. Revenues ~ 5 - 6% of Transaction Value ~ 1% of AUM (1) $0 $50 $100 2014 2015 1H'16 $0 $50 $100 2014 2015 1H'16 + Asset Acquisition Fee Real Estate Brokerage Fee Mortgage Referral / Brokerage (2) (2) Transaction Volume ($MM) Assets Under Management ($MM) Combination of Transaction and Recurring Revenue Maximize Near Term Profitability While Offsetting Volatility Over Time

HomeUnion Solution Tailors Property Portfolios to Align with Financial Goals Copyright 2016 HomeUnion, All Rights Reserved Investor Identified Objectives Risk Investment Yield Growth Timeline 13 $$$ 15 Years 30 Years Curated Property Portfolio Matched to Investor Objectives v INVESTMENT PROPERTIES This is your personalized portfolio based on the investment criteria that you provided. Like these? Place them in your Watch List or ‘Place Bid’ on them all. t 13.56% TOTAL RETURN Analytics Evaluates Each Curated Property to Align with Specific Financial Goals

All Homes Renovated to Meet HomeUnion Home Quality Standard Copyright 2015 HomeUnion, All Rights Reserved 14 Branded Quality Standard Minimizes Need for Ongoing Investment in the Property and Increases Renter Loyalty

Asset Reporting and Research S ervices Copyright 2016 HomeUnion, All Rights Reserved 15 Real - Time Property Performance Analysis and Quarterly Market Research Reports Create Full Transparency on Investment Returns and Market Outlook

Lending Platform Enhances Full Service Offering for Investors Copyright 2015 HomeUnion, All Rights Reserved 16 LICENSED MORTGAGE BROKERS 13 States END TO END LENDING SERVICE Pre - Qualification t o Close of Escrow FULL SERVICE BROKERAGE Agency Loans Jumbo Loans IRA Account Loans Asset - Based Loans Lending Service Integrated into the Transaction Process with Mortgage Brokers Advising Investors to Ensure Financing Options Meet Investment Objectives

Copyright 2015 HomeUnion, All Rights Reserved 17 End - to - End Asset Management Service Enables Investors to Remain Hands - off Advertising of rental property Screening of tenants based on ability to pay, past history and a background check Analysis of optimal rental payments using our proprietary rent valuation models Preparation and negotiation of lease Coordination and communication w ith tenants On - going repair, maintenance and upgrades of Collection of rental payments Lease renewals and rent escalations per market conditions High Quality Asset Management Services Deliver Enhanced Returns for Investors

Competitive Landscape Copyright 2016 HomeUnion , All Rights Reserved 18 LISTING SITES Neither manages the Properties post investment CROWD FUNDING SITES Short - term real estate debt to Accredited investors offered by 3 rd party sponsors TURNKEY DEVELOPERS Do not offer a strong online Transaction experience or data Analytics to support the investment decision HOMEUNION COMPETITVE ADVANTAGE Big Data Driven Analytics Workflow Driven Asset Management & Reporting Local Infrastructure in Each Market $$$ Ongoing Revenue Generation from Asset Management

Business Model Creates Several Revenue Opportunities per Customer Copyright 2016 HomeUnion , All Rights Reserved 19 Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 Transaction Revenue Asset Management Revenue • Average Investor Today Purchases approximately 2 ½ Properties • Recurring Revenue Increases Customer Value Over Time TRANSACTION & ASSET MANAGEMENT POTENTIAL FOR MULTIPLE INVESTMENTS REFERRAL OPPORTUNITIES ONGOING Revenue Opportunities Cumulative Revenue per Investor ILLUSTRATIVE EXAMPLE OF ONE PROPERTY

Customer Segmentation

Modes of Financing

- Cash
- IRA account
- GSE Loans (Regular banks)
- Asset Based loans (Colony, Blackstone)

POTENTIAL CUSTOMERS

$$ **70,000** **ULTRA HIGH NET WORTH** $30M+ Net Worth

16 MILLION **PROFESSIONAL + HIGH NET WORTH** $1M – $5M Net Worth

18 MILLION **INTERNATIONAL** $1M+ Net Worth

33 MILLION **RETAIL** $100k – $1M Net Worth

Substantial Value Generated per Transaction Enables Rapid Revenue Acceleration Off Small Investor Base

Sources: Credit Suisse Global Wealth Databook 2015, ICI Research 2013, Center for Economic Development 2011, Wealth- X UBSWorld Ultra Wealth Report 2014

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Copyright 2016 HomeUnion, All Rights Reserved

Expand Investor Base Through Flexible Investment Options Copyright 2016 HomeUnion, All Rights Reserved 21 INVESTORS (No Accreditation Requirements) PERSONAL INVESTMENT PORTFOLIOS CURATED INVESTMENT PROPERTIES * Need to Qualify for a loan $ 30k *MINIMUM INVESTMENT $5k MINIMUM INVESTMENT Reg A+ Fundraising Structure Enables Significant Market Expansion Opportunities Further Opens Asset Class to Existing Target Market of 65+ Million Investors

Revenue Growth Strategy Copyright 2015 HomeUnion, All Rights Reserved 22 Nurture Existing 70,000 Subscribers Expand Omni Channel Marketing Expand Locations for Sourcing Properties Offer Additional Multifamily Assets Outreach to International Investors Crowd Funding

Management Team Copyright 2016 HomeUnion, All Rights Reserved 23 Don Ganguly - Chief Executive Officer – Nexgenix (co - founder, co - CEO), Equinox (founder, CEO) - acquired by i - flex/Oracle – Education: BS Engineering - IIT, MBA – Wharton – Housing Wire Vanguard Award Winner 2015 Vivek Pendharkar - Chief Development Officer – Hewlett - Packard, Intel, VuCast , Kasenna , Cypress Semi, Lara Networks – Education: BS Engineering - BITS Pilani , MS Engineering - Virginia Tech, SEP - Stanford GSB Chiranjib Pal “CP” - Chief Financial Officer – Oracle, Equinox (founding team), SBI Capital Markets, Nexgenix , TCS – Education : BS Engineering, MBA – Indian Institute of Management Geri Brewster – Chief Compliance and Risk Officer – Toyota Financial Services, Fleetgistics , GB Consulting, Voss Cook & Thiel – Education: BS Political Science and JD – West Virginia University Joe Barr, PhD - Chief Analytics Officer – ID Analytics, Lifelock , Chi Analytics, Pro Logic, ABN Amro – Education – BA, MS, PhD Mathematics – Haifa University, Florida State University and University of New Mexico

Investment Highlights Copyright 2016 HomeUnion, All Rights Reserved 24 Transforming Real Estate Investing from a Local Activity to a National Level Asset Class Opens Existing $53 Billion Market to All Investors, Expanding the Market Opportunity Investment Decisions Uniquely Supported by Both Big Data Analytics and Local Expertise Model Includes One - Time and Monthly Recurring Revenues which Grow with Asset Base Asset Management Creates Sticky Customer Base and Potential for Follow - on Investment Existing Infrastructure Investments Enable Efficient Scaling and Create Barriers to Entry Experienced Management Team with Strong Execution Track Record